Exhibit 99.1

News Release

Investor Contact:	Media Contact:
Mark Bette	Doug Holt
(312) 444-2301	(312) 557-1571
Mark_Bette@ntrs.com	Doug_Holt@ntrs.com

https://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS
RECORD SECOND QUARTER NET INCOME OF $390.4 MILLION,
EARNINGS PER COMMON SHARE OF $1.68

REVENUE GROWTH OF 14%
RETURN ON AVERAGE COMMON EQUITY OF 16.5%
CHICAGO, JULY 18, 2018 — Northern Trust Corporation today reported second quarter net income per diluted common share of $1.68, compared to $1.12 in the second quarter of 2017 and $1.58 in the first quarter of 2018. Net income was $390.4 million, compared to $267.9 million in the prior-year quarter and $381.6 million in the prior quarter.
“Northern Trust continued to perform well in the second quarter, delivering strong growth and returns on capital for shareholders,” said Michael O’Grady, President and Chief Executive Officer. “This quarter’s results reflected organic growth in our businesses along with generally favorable macroeconomic conditions. Trust, investment and other servicing fees, net interest income, and foreign exchange trading income all delivered double-digit, year-over-year growth. This performance produced solid positive operating leverage and fee operating leverage versus last year, while we continued to focus on our strategy of providing clients with outstanding solutions and differentiated service, improving productivity, and investing in future growth.”

SECOND QUARTER 2018 RESULTS

Current-quarter and comparative results were affected by the acquisition and integration of UBS Asset Management’s fund administration units in Luxembourg and Switzerland (“the UBS acquisition”), severance-related and restructuring charges, and tax-related items as follows:

($ In Millions)	Q2 2018	Q1 2018	Q2 2017
Acquisition-Related Integration and Transaction Costs
Noninterest Expense	$(2.6)	$(4.1)	$—

Severance-Related and Restructuring Charges
Compensation	$(3.9)	$(6.1)	$(19.5)
Employee Benefits	0.2	(0.5)	(2.5)
Outside Services	(2.9)	(2.0)	(0.8)
Noninterest Expense	$(6.6)	$(8.6)	$(22.8)

Tax-Related Items
Impact of Tax Cuts and Jobs Act (TCJA)*	$—	$(15.8)	$—
Change in accounting method for software development-related expense deductions	—	22.6	—
Benefit for Income Taxes	$—	$6.8	$—

(*)	Amounts presented represent adjustments to the initial estimated impact of the TCJA and may continue to be refined in future periods as further information becomes available.
SUMMARY RESULTS & KEY METRICS

				% Change vs.
($ In Millions except per share data)	Q2 2018	Q1 2018	Q2 2017	Q1 2018	Q2 2017
Trust, Investment and Other Service Fees	$942.9	$937.7	$848.2	1%	11%
Other Noninterest Income	149.9	154.3	131.5	(3)	14
Net Interest Income (FTE*)	422.6	392.7	350.4	8	21
Total Revenue (FTE*)	$1,515.4	$1,484.7	$1,330.1	2%	14%

Noninterest Expense	997.4	995.3	937.4	—	6
Provision for Credit Losses	1.5	(3.0)	(7.0)	N/M	N/M
Provision for Income Taxes	116.8	102.1	122.9	15	(5)
FTE* Adjustment	9.3	8.7	8.9	7	4
Net Income	$390.4	$381.6	$267.9	2%	46%

Earnings Allocated to Common and Potential Common Shares	379.5	359.1	257.6	6	47

Diluted Earnings per Common Share	$1.68	$1.58	$1.12	6%	50%
Return on Average Common Equity	16.5%	16.0%	11.6%
Return on Average Assets	1.26%	1.24%	0.91%
Average Assets	$123,866.7	$124,493.3	$118,400.7	(1)%	5%

(*)
Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

SECOND QUARTER 2018 RESULTS (continued)

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are the primary drivers of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income. The following table presents the Corporation’s AUC/A, assets under custody, a component of AUC/A, and assets under management by reporting segment.

	As of			% Change vs.
($ In Billions)	June 30, 2018*	March 31, 2018	June 30, 2017	March 31, 2018	June 30, 2017
Assets Under Custody/Administration
Corporate & Institutional Services (C&IS)	$10,051.9	$10,131.7	$8,690.8	(1)%	16%
Wealth Management	660.6	654.0	603.4	1	9
Total Assets Under Custody/Administration	$10,712.5	$10,785.7	$9,294.2	(1)%	15%
Assets Under Custody
Corporate & Institutional Services	$7,451.1	$7,466.5	$6,786.3	—%	10%
Wealth Management	650.8	645.2	593.3	1	10
Total Assets Under Custody	$8,101.9	$8,111.7	$7,379.6	—%	10%
Assets Under Management
Corporate & Institutional Services	$862.1	$878.3	$762.7	(2)%	13%
Wealth Management	286.8	287.4	266.1	—	8
Total Assets Under Management	$1,148.9	$1,165.7	$1,028.8	(1)%	12%

(*)	Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

SECOND QUARTER 2018 RESULTS (continued)

TRUST, INVESTMENT AND OTHER SERVICING FEES

				% Change vs.
($ In Millions)	Q2 2018	Q1 2018	Q2 2017	Q1 2018	Q2 2017
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$376.7	$373.9	$327.5	1%	15%
Investment Management	113.1	109.7	99.3	3	14
Securities Lending	30.2	26.0	24.6	16	23
Other	32.2	34.7	35.7	(7)	(10)
Total C&IS	$552.2	$544.3	$487.1	1%	13%

Wealth Management Trust, Investment and Other Servicing Fees
Central	$150.7	$153.9	$143.1	(2)%	5%
East	97.0	98.9	88.3	(2)	10
West	80.4	78.6	73.4	2	10
Global Family Office	62.6	62.0	56.3	1	11
Total Wealth Management	$390.7	$393.4	$361.1	(1)%	8%

Total Consolidated Trust, Investment and Other Servicing Fees	$942.9	$937.7	$848.2	1%	11%
Q2 2018 vs. Q1 2018
C&IS trust, investment and other servicing fees increased 1% compared to the prior quarter.

▪	C&IS custody and fund administration fees increased primarily due to new business, partially offset by the unfavorable impact of movements in foreign exchange rates and unfavorable markets.

▪
C&IS investment management fees increased primarily due to a change to gross revenue presentation for certain clients and new business, partially offset by unfavorable markets. There is a corresponding increase to third-party advisor costs in outside services as a result of the change to gross revenue presentation for these clients.

▪	C&IS securities lending fees increased, primarily due to higher spreads.

▪	C&IS other fees decreased primarily due to seasonally higher benefit payment fees in the prior quarter.
Wealth Management trust, investment and other servicing fees were down slightly from the prior quarter, primarily due to unfavorable markets.
Q2 2018 vs. Q2 2017
C&IS trust, investment and other servicing fees increased 13% compared to the prior-year quarter.

▪	C&IS custody and fund administration fees increased primarily due to revenue associated with the UBS acquisition, new business, and the favorable impact of movements in foreign exchange rates.

▪
C&IS investment management fees increased primarily due to new business, favorable markets, and a change to gross revenue presentation for certain clients. There is a corresponding increase to third-party advisor costs in outside services as a result of the change to gross revenue presentation for these clients.

SECOND QUARTER 2018 RESULTS (continued)

▪	C&IS securities lending fees increased primarily due to increased loan volumes.

▪	C&IS other fees decreased primarily due to lower sub-advisor fees. The income associated with sub-advisor fees has an associated expense in outside services.
Wealth Management trust, investment and other servicing fees increased 8% compared to the prior-year quarter.

▪
The increase in Wealth Management fees across all regions was primarily attributable to favorable markets, a change in presentation of certain fees resulting from the adoption of the new revenue recognition standard, and new business.

▪	The increase in Global Family Office fees was primarily attributable to new business and favorable markets.
OTHER NONINTEREST INCOME

				% Change vs.
($ In Millions)	Q2 2018	Q1 2018	Q2 2017	Q1 2018	Q2 2017
Other Noninterest Income
Foreign Exchange Trading Income	$78.9	$78.5	$49.9	—%	58%
Treasury Management Fees	13.5	14.0	14.9	(4)	(10)
Security Commissions and Trading Income	26.1	27.2	24.1	(4)	8
Other Operating Income	31.4	34.8	43.0	(9)	(27)
Investment Security Gains (Losses), net	—	(0.2)	(0.4)	N/M	N/M
Total Other Noninterest Income	$149.9	$154.3	$131.5	(3)%	14%
Q2 2018 vs. Q1 2018

▪	Other operating income decreased primarily due to a valuation adjustment to existing swap agreements related to Visa Inc. Class B common shares.

Q2 2018 vs. Q2 2017

▪	Foreign exchange trading income increased primarily due to higher client volumes and increased foreign exchange swap activity in Treasury.

▪
Other operating income decreased primarily due to non-recurring net gains on hedging activity recognized in the prior-year quarter and a valuation adjustment to existing swap agreements related to Visa Inc. Class B common shares.

SECOND QUARTER 2018 RESULTS (continued)

NET INTEREST INCOME

				% Change vs.
($ In Millions)	Q2 2018	Q1 2018	Q2 2017	Q1 2018	Q2 2017
Net Interest Income
Interest Income (FTE*)	$577.0	$514.6	$426.1	12%	35%
Interest Expense	154.4	121.9	75.7	27	104
Net Interest Income (FTE*)	$422.6	$392.7	$350.4	8%	21%

Average Earning Assets	$114,415	$115,686	$109,907	(1)%	4%
Net Interest Margin (FTE*)	1.48%	1.38%	1.28%

(*)
Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

Q2 2018 vs. Q1 2018

▪	Net interest income on an FTE basis increased compared to the prior quarter, primarily resulting from a higher net interest margin, partially offset by a decrease in earning assets.

▪	The net interest margin on an FTE basis increased primarily due to higher short-term interest rates and lower premium amortization.

▪
Average earning assets decreased compared to the prior quarter, primarily resulting from lower levels of short-term interest-bearing deposits with banks, partially offset by higher levels of securities. The decline in earning assets was primarily the result of lower levels of client interest-bearing deposits, partially offset by higher levels of borrowed funds.

Q2 2018 vs. Q2 2017

▪	Net interest income on an FTE basis increased compared to the prior-year quarter, primarily resulting from a higher net interest margin and an increase in earning assets.

▪	The net interest margin on an FTE basis increased primarily due to higher short-term interest rates, partially offset by a balance sheet mix shift.

▪
Average earning assets increased compared to the prior-year quarter, primarily resulting from higher levels of securities, partially offset by reductions in loans and leases. Earning asset growth was funded primarily by higher levels of borrowed funds and interest-bearing deposits, partially offset by lower demand and other noninterest-bearing deposits.

SECOND QUARTER 2018 RESULTS (continued)

PROVISION FOR CREDIT LOSSES

	As of and for the three-months ended,			% Change vs.
($ In Millions)	June 30, 2018	March 31, 2018	June 30, 2017	March 31, 2018	June 30, 2017
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$147.8	$153.8	$189.0	(4)%	(22)%
Provision for Credit Losses	1.5	(3.0)	(7.0)	N/M	N/M
Net Recoveries / (Charge-Offs)	(0.1)	(3.0)	(3.2)	(97)	(97)
Ending Allowance for Credit Losses	$149.2	$147.8	$178.8	1%	(17)%

Allowance assigned to:
Loans and Leases	$127.2	$125.4	$153.8	1%	(17)%
Undrawn Commitments and Standby Letters of Credit	22.0	22.4	25.0	(2)	(12)
Ending Allowance for Credit Losses	$149.2	$147.8	$178.8	1%	(17)%

Q2 2018

▪
The provision in the current quarter was primarily driven by an increase in the specific reserve attributable to the commercial and institutional and commercial real estate portfolios, partially offset by a reduction in the specific reserve attributable to the residential real estate portfolio.

Q1 2018

▪
The credit provision in the prior quarter was primarily driven by reductions in outstanding loans and undrawn loan commitments that resulted in a reduction in the inherent allowance ascribed to the commercial real estate, residential real estate, and commercial and institutional portfolios, partially offset by charge-offs in the quarter.

Q2 2017

▪
The credit provision in the prior-year quarter was primarily driven by improved credit quality as well as reductions in undrawn loan commitments and standby letters of credit that resulted in a reduction in the inherent allowance.

SECOND QUARTER 2018 RESULTS (continued)

NONINTEREST EXPENSE

				% Change vs.
($ In Millions)	Q2 2018	Q1 2018	Q2 2017	Q1 2018	Q2 2017
Noninterest Expense
Compensation	$454.7	$471.7	$432.5	(4)%	5%
Employee Benefits	88.8	91.7	75.6	(3)	17
Outside Services	185.6	171.4	167.0	8	11
Equipment and Software	144.2	140.0	133.7	3	8
Occupancy	48.8	51.5	46.3	(5)	6
Other Operating Expense	75.3	69.0	82.3	9	(8)
Total Noninterest Expense	$997.4	$995.3	$937.4	—%	6%

End of Period Full-Time Equivalent Staff	18,300	18,200	17,600	1%	4%

Q2 2018 vs. Q1 2018

▪
Compensation expense decreased compared to the prior quarter, primarily reflecting lower long-term performance-based incentive expense resulting from higher charges recorded in the prior quarter related to the vesting provisions associated with incentive grants to retirement-eligible employees, partially offset by higher cash-based incentive accruals. Additionally, the prior quarter included higher severance charges.

▪	Expense for outside services increased compared to the prior quarter, primarily reflecting increased technical services expense and higher third-party advisor costs.

▪	Equipment and software expense increased compared to the prior quarter, primarily reflecting increased software amortization.

▪
Other operating expense increased compared to the prior quarter, primarily reflecting increases in business promotion and staff-related expense, partially offset by a decrease in various other operating expense categories.

Q2 2018 vs. Q2 2017

▪
Compensation expense increased compared to the prior-year quarter, primarily reflecting higher cash-based incentive accruals, increased salary expense, and higher long-term performance-based incentive expense, partially offset by lower severance charges. The increase in salary expense was driven by base pay adjustments and staff growth including the UBS acquisition.

▪	Employee benefits expense increased compared to the prior-year quarter, primarily due to higher medical costs and retirement plan expenses.

▪
Expense for outside services increased compared to the prior-year quarter, primarily reflecting a change in presentation of third-party advisor costs resulting from the adoption of the new revenue recognition accounting standard, higher technical services costs, increased costs associated with the UBS acquisition, and higher sub-custodian expenses, partially offset by lower sub-advisor costs and consulting services. There is a corresponding increase to trust, investment and other servicing fees as a result of the adoption of the new revenue recognition accounting standard.

▪	Equipment and software expense increased compared to the prior-year quarter, primarily reflecting increased software amortization.

▪
Other operating expense decreased compared to the prior-year quarter, primarily reflecting lower charges associated with account servicing activities, partially offset by higher costs associated with the UBS acquisition.

SECOND QUARTER 2018 RESULTS (continued)

PROVISION FOR INCOME TAX

				% Change vs.
($ In Millions)	Q2 2018	Q1 2018	Q2 2017	Q1 2018	Q2 2017
Net Income
Income before Income Taxes	$507.2	$483.7	$390.8	5%	30%
Provision for Income Taxes	116.8	102.1	122.9	15	(5)
Net Income	$390.4	$381.6	$267.9	2%	46%

Effective Tax Rate	23.0%	21.1%	31.4%
Q2 2018 vs. Q1 2018

▪
The increase in the provision for income taxes was primarily attributable to a non-recurring tax benefit recognized in the prior quarter resulting from a change in accounting method regarding the timing of tax deductions for software development-related expenses. Also impacting the quarter-over-quarter comparison was a reduction in the income tax benefit derived from the vesting of restricted stock units and stock option exercises in the current quarter compared to the prior quarter as well as an increase in income before income taxes.

▪
Increases to the provision for income taxes were partially offset by decreases primarily related to non-recurring adjustments recorded in the prior quarter associated with the implementation of the TCJA as well as the tax benefit recognized in the current quarter in conjunction with sales related to a non-strategic lease portfolio.

Q2 2018 vs. Q2 2017

▪
The decrease in the provision for income taxes was primarily attributable to the reduction in the U.S. corporate income tax rate from 35% to 21% as a result of the TCJA enacted in the fourth quarter of 2017 as well as the tax benefit recognized in the current quarter in conjunction with sales related to a non-strategic lease portfolio.

▪
Decreases to the provision for income taxes were partially offset by an increase in income before income taxes, tax accounting changes in 2018 brought about by the TCJA including the tax accounting associated with non-U.S. branches and subsidiaries, and a reduction in the income tax benefit derived from the vesting of restricted stock units and stock option exercises compared to the prior-year quarter.

STOCKHOLDERS' EQUITY

Total stockholders’ equity averaged $10.2 billion, up $226.1 million, or 2% from the prior-year quarter’s average of $10.0 billion. The increase was primarily attributable to earnings, partially offset by the repurchase of common stock pursuant to the Corporation’s share repurchase program and dividend declarations. During the current quarter, the Corporation declared cash dividends totaling $5.9 million to preferred stockholders and cash dividends totaling $95.7 million to common stockholders. During the three and six months ended June 30, 2018, the Corporation repurchased 1,787,701 shares of common stock, including 5,986 shares withheld related to share-based compensation, at a total cost of $190.6 million ($106.63 average price per share) and 4,305,710 shares of common stock, including 385,109 shares withheld related to share-based compensation, at a total cost of $453.8 million ($105.39 average price per share), respectively.

CAPITAL RATIOS

The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at June 30, 2018, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased in requirements.

	June 30, 2018*		March 31, 2018		June 30, 2017
Capital Ratios - Northern Trust Corporation	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	13.2%	12.4%	13.0%	12.3%	13.2%	12.3%
Tier 1	14.5%	13.6%	14.3%	13.6%	14.5%	13.5%
Total	16.4%	15.6%	16.2%	15.5%	16.5%	15.6%
Tier 1 Leverage	7.7%	7.7%	7.6%	7.6%	8.1%	8.1%
Supplementary Leverage	6.8%	N/A	6.6%	N/A	7.0%	N/A

	June 30, 2018*		March 31, 2018		June 30, 2017
Capital Ratios - The Northern Trust Company	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	13.7%	12.6%	13.6%	12.6%	13.3%	12.1%
Tier 1	13.7%	12.6%	13.6%	12.6%	13.3%	12.1%
Total	15.3%	14.3%	15.2%	14.3%	14.9%	13.9%
Tier 1 Leverage	7.1%	7.1%	7.0%	7.0%	7.2%	7.2%
Supplementary Leverage	6.2%	N/A	6.1%	N/A	6.2%	N/A

(*)	Capital ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

RECONCILIATION TO FULLY TAXABLE EQUIVALENT

The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$567.7	$9.3	$577.0	$505.9	$8.7	$514.6	$417.2	$8.9	$426.1
Interest Expense	154.4	—	154.4	121.9	—	121.9	75.7	—	75.7
Net Interest Income	$413.3	$9.3	$422.6	$384.0	$8.7	$392.7	$341.5	$8.9	$350.4
Net Interest Margin	1.45%		1.48%	1.35%		1.38%	1.25%		1.28%

Total Revenue	$1,506.1	$9.3	$1,515.4	$1,476.0	$8.7	$1,484.7	$1,321.2	$8.9	$1,330.1

FORWARD-LOOKING STATEMENTS

This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, industry trends, and expectations regarding the impact of recent accounting pronouncements and legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF SECOND QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s second quarter earnings conference call will be webcast on July 18, 2018. The live call will be conducted at 9:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/financialreleases
A recording of the live call will be available on Northern Trust’s website from 1:00 p.m. CT on July 18, 2018, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
To download our investor relations mobile app, which offers access to SEC filings, press releases, stock quotes and upcoming events, please visit Apple’s App Store for your iPad. You may find the app by searching Northern Trust Investor Relations or by clicking on https://appsto.re/us/MtHH3.i from your iPad.

About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has offices in the United States in 19 states and Washington, D.C., and 23 international locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of June 30, 2018, Northern Trust had assets under custody/administration of US$10.7 trillion, and assets under management of US$1.1 trillion. For more than 125 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit northerntrust.com or follow us on Twitter @NorthernTrust.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/disclosures.

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NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	SECOND QUARTER
	2018	2017	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$942.9	$848.2	11%
Foreign Exchange Trading Income	78.9	49.9	58
Treasury Management Fees	13.5	14.9	(10)
Security Commissions and Trading Income	26.1	24.1	8
Other Operating Income	31.4	43.0	(27)
Investment Security Gains (Losses), net	—	(0.4)	N/M
Total Noninterest Income	1,092.8	979.7	12

Net Interest Income
Interest Income	567.7	417.2	36
Interest Expense	154.4	75.7	104
Net Interest Income	413.3	341.5	21

Total Revenue	1,506.1	1,321.2	14

Provision for Credit Losses	1.5	(7.0)	N/M

Noninterest Expense
Compensation	454.7	432.5	5
Employee Benefits	88.8	75.6	17
Outside Services	185.6	167.0	11
Equipment and Software	144.2	133.7	8
Occupancy	48.8	46.3	6
Other Operating Expense	75.3	82.3	(8)
Total Noninterest Expense	997.4	937.4	6

Income before Income Taxes	507.2	390.8	30
Provision for Income Taxes	116.8	122.9	(5)
NET INCOME	$390.4	$267.9	46%

Dividends on Preferred Stock	$5.9	$5.9	—%
Earnings Allocated to Participating Securities	5.0	4.4	16
Earnings Allocated to Common and Potential Common Shares	379.5	257.6	47

Per Common Share
Net Income
Basic	$1.69	$1.12	51%
Diluted	1.68	1.12	50

Average Common Equity	$9,320.1	$9,094.0	2%
Return on Average Common Equity	16.5%	11.6%
Return on Average Assets	1.26%	0.91%

Cash Dividends Declared per Common Share	$0.42	$0.38	11%

Average Common Shares Outstanding (000s)
Basic	224,208	229,197
Diluted	225,611	230,638
Common Shares Outstanding (EOP) (000s)	223,282	228,486

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	SECOND	FIRST
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2018	2018	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$942.9	$937.7	1%
Foreign Exchange Trading Income	78.9	78.5	—
Treasury Management Fees	13.5	14.0	(4)
Security Commissions and Trading Income	26.1	27.2	(4)
Other Operating Income	31.4	34.8	(9)
Investment Security Gains (Losses), net	—	(0.2)	N/M
Total Noninterest Income	1,092.8	1,092.0	—

Net Interest Income
Interest Income	567.7	505.9	12
Interest Expense	154.4	121.9	27
Net Interest Income	413.3	384.0	8

Total Revenue	1,506.1	1,476.0	2

Provision for Credit Losses	1.5	(3.0)	N/M

Noninterest Expense
Compensation	454.7	471.7	(4)
Employee Benefits	88.8	91.7	(3)
Outside Services	185.6	171.4	8
Equipment and Software	144.2	140.0	3
Occupancy	48.8	51.5	(5)
Other Operating Expense	75.3	69.0	9
Total Noninterest Expense	997.4	995.3	—

Income before Income Taxes	507.2	483.7	5
Provision for Income Taxes	116.8	102.1	15
NET INCOME	$390.4	$381.6	2%

Dividends on Preferred Stock	$5.9	$17.3	(66)
Earnings Allocated to Participating Securities	5.0	5.2	(2)
Earnings Allocated to Common and Potential Common Shares	379.5	359.1	6

Per Common Share
Net Income
Basic	$1.69	$1.59	6%
Diluted	1.68	1.58	6

Average Common Equity	$9,320.1	$9,255.7	1%
Return on Average Common Equity	16.5%	16.0%
Return on Average Assets	1.26%	1.24%

Cash Dividends Declared per Common Share	$0.42	$0.42	—%

Average Common Shares Outstanding (000s)
Basic	224,208	225,681
Diluted	225,611	227,048
Common Shares Outstanding (EOP) (000s)	223,282	224,991

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	SIX MONTHS
	2018	2017	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,880.6	$1,656.4	14%
Foreign Exchange Trading Income	157.4	98.0	61
Treasury Management Fees	27.5	29.6	(7)
Security Commissions and Trading Income	53.3	44.6	20
Other Operating Income	66.2	82.7	(20)
Investment Security Gains (Losses), net	(0.2)	(0.7)	N/M
Total Noninterest Income	2,184.8	1,910.6	14

Net Interest Income
Interest Income	1,073.6	827.5	30
Interest Expense	276.3	132.5	108
Net Interest Income	797.3	695.0	15

Total Revenue	2,982.1	2,605.6	14

Provision for Credit Losses	(1.5)	(8.0)	N/M

Noninterest Expense
Compensation	926.4	858.3	8
Employee Benefits	180.5	153.4	18
Outside Services	357.0	320.1	12
Equipment and Software	284.2	261.0	9
Occupancy	100.3	91.7	9
Other Operating Expense	144.3	147.4	(2)
Total Noninterest Expense	1,992.7	1,831.9	9

Income before Income Taxes	990.9	781.7	27
Provision for Income Taxes	218.9	237.7	(8)
NET INCOME	$772.0	$544.0	42%

Dividends on Preferred Stock	$23.2	$26.6	(13)%
Earnings Allocated to Participating Securities	10.2	8.9	15
Earnings Allocated to Common and Potential Common Shares	738.6	508.5	45

Per Common Share
Net Income
Basic	$3.28	$2.22	48%
Diluted	3.26	2.21	48

Average Common Equity	$9,288.1	$9,002.2	3%
Return on Average Common Equity	16.3%	11.6%
Return on Average Assets	1.25%	0.93%

Cash Dividends Declared per Common Share	$0.84	$0.76	11%

Average Common Shares Outstanding (000s)
Basic	224,940	229,128
Diluted	226,325	230,634
Common Shares Outstanding (EOP) (000s)	223,282	228,486

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	JUNE 30
	2018	2017	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$33,379.6	$28,968.6	15%
Interest-Bearing Due from and Deposits with Banks (**)	6,272.1	7,969.6	(21)
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,427.8	2,097.0	(32)
Securities
U.S. Government	5,754.2	6,062.7	(5)
Obligations of States and Political Subdivisions	770.4	880.7	(13)
Government Sponsored Agency	21,059.6	17,791.7	18
Other (***)	22,968.3	19,055.3	21
Total Securities	50,552.5	43,790.4	15
Loans and Leases	32,473.2	33,499.0	(3)
Total Earning Assets	124,105.2	116,324.6	7
Allowance for Credit Losses Assigned to Loans and Leases	(127.2)	(153.8)	(17)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,819.6	2,661.1	6
Buildings and Equipment	428.8	463.3	(7)
Client Security Settlement Receivables	2,027.3	1,707.1	19
Goodwill	673.5	523.1	29
Other Assets	5,179.0	4,080.3	27
Total Assets	$135,106.2	$125,605.7	8%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$15,492.1	$15,210.4	2%
Savings Certificates and Other Time	855.2	1,292.9	(34)
Non-U.S. Offices - Interest-Bearing	63,511.4	58,720.2	8
Total Interest-Bearing Deposits	79,858.7	75,223.5	6
Short-Term Borrowings	11,838.3	4,674.2	153
Senior Notes	1,497.7	1,496.9	—
Long-Term Debt	1,410.6	1,671.7	(16)
Floating Rate Capital Debt	277.5	277.5	—
Total Interest-Related Funds	94,882.8	83,343.8	14
Demand and Other Noninterest-Bearing Deposits	26,666.2	29,088.6	(8)
Other Liabilities	3,199.6	3,105.4	3
Total Liabilities	124,748.6	115,537.8	8
Common Equity	9,475.6	9,185.9	3
Preferred Equity	882.0	882.0	—
Total Equity	10,357.6	10,067.9	3
Total Liabilities and Stockholders’ Equity	$135,106.2	$125,605.7	8%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	JUNE 30	MARCH 31
	2018	2018	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$33,379.6	$29,421.3	13%
Interest-Bearing Due from and Deposits with Banks (**)	6,272.1	7,748.2	(19)
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,427.8	1,534.0	(7)
Securities
U.S. Government	5,754.2	5,739.6	—
Obligations of States and Political Subdivisions	770.4	720.3	7
Government Sponsored Agency	21,059.6	19,560.0	8
Other (***)	22,968.3	23,552.1	(2)
Total Securities	50,552.5	49,572.0	2
Loans and Leases	32,473.2	32,108.9	1
Total Earning Assets	124,105.2	120,384.4	3
Allowance for Credit Losses Assigned to Loans and Leases	(127.2)	(125.4)	1
Cash and Due from Banks and Other Central Bank Deposits (****)	2,819.6	3,290.2	(14)
Buildings and Equipment	428.8	442.6	(3)
Client Security Settlement Receivables	2,027.3	581.5	N/M
Goodwill	673.5	611.6	10
Other Assets	5,179.0	4,487.3	15
Total Assets	$135,106.2	$129,672.2	4%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$15,492.1	$16,142.9	(4)%
Savings Certificates and Other Time	855.2	947.5	(10)
Non-U.S. Offices - Interest-Bearing	63,511.4	60,075.3	6
Total Interest-Bearing Deposits	79,858.7	77,165.7	3
Short-Term Borrowings	11,838.3	8,176.4	45
Senior Notes	1,497.7	1,497.5	—
Long-Term Debt	1,410.6	1,422.6	(1)
Floating Rate Capital Debt	277.5	277.5	—
Total Interest-Related Funds	94,882.8	88,539.7	7
Demand and Other Noninterest-Bearing Deposits	26,666.2	28,025.7	(5)
Other Liabilities	3,199.6	2,880.8	11
Total Liabilities	124,748.6	119,446.2	4
Common Equity	9,475.6	9,344.0	1
Preferred Equity	882.0	882.0	—
Total Equity	10,357.6	10,226.0	1
Total Liabilities and Stockholders’ Equity	$135,106.2	$129,672.2	4%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)	SECOND QUARTER
	2018	2017	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$24,512.8	$22,570.0	9%
Interest-Bearing Due from and Deposits with Banks (**)	6,556.9	7,653.9	(14)
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,417.1	2,059.4	(31)
Securities
U.S. Government	5,718.3	6,423.8	(11)
Obligations of States and Political Subdivisions	785.4	928.8	(15)
Government Sponsored Agency	20,215.0	17,888.7	13
Other (***)	22,973.7	18,490.5	24
Total Securities	49,692.4	43,731.8	14
Loans and Leases	32,235.4	33,891.4	(5)
Total Earning Assets	114,414.6	109,906.5	4
Allowance for Credit Losses Assigned to Loans and Leases	(126.4)	(162.3)	(22)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,440.5	2,701.1	(10)
Buildings and Equipment	440.0	465.2	(5)
Client Security Settlement Receivables	942.1	829.0	14
Goodwill	615.9	521.6	18
Other Assets	5,140.0	4,139.6	24
Total Assets	$123,866.7	$118,400.7	5%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$15,565.0	$15,236.1	2%
Savings Certificates and Other Time	896.6	1,312.7	(32)
Non-U.S. Offices - Interest-Bearing	57,684.5	56,672.3	2
Total Interest-Bearing Deposits	74,146.1	73,221.1	1
Short-Term Borrowings	11,336.2	5,412.0	109
Senior Notes	1,497.6	1,496.9	—
Long-Term Debt	1,410.8	1,536.1	(8)
Floating Rate Capital Debt	277.5	277.4	—
Total Interest-Related Funds	88,668.2	81,943.5	8
Demand and Other Noninterest-Bearing Deposits	21,484.7	23,518.1	(9)
Other Liabilities	3,511.7	2,963.1	19
Total Liabilities	113,664.6	108,424.7	5
Common Equity	9,320.1	9,094.0	2
Preferred Equity	882.0	882.0	—
Total Equity	10,202.1	9,976.0	2
Total Liabilities and Stockholders’ Equity	$123,866.7	$118,400.7	5%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET	SECOND	FIRST
($ In Millions)	QUARTER	QUARTER
	2018	2018	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$24,512.8	$26,495.1	(7)%
Interest-Bearing Due from and Deposits with Banks (**)	6,556.9	6,920.4	(5)
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,417.1	1,467.1	(3)
Securities
U.S. Government	5,718.3	5,735.4	—
Obligations of States and Political Subdivisions	785.4	678.2	16
Government Sponsored Agency	20,215.0	18,848.3	7
Other (***)	22,973.7	23,073.8	—
Total Securities	49,692.4	48,335.7	3
Loans and Leases	32,235.4	32,468.0	(1)
Total Earning Assets	114,414.6	115,686.3	(1)
Allowance for Credit Losses Assigned to Loans and Leases	(126.4)	(131.0)	(3)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,440.5	2,593.2	(6)
Buildings and Equipment	440.0	457.0	(4)
Client Security Settlement Receivables	942.1	1,012.0	(7)
Goodwill	615.9	611.0	1
Other Assets	5,140.0	4,264.8	21
Total Assets	$123,866.7	$124,493.3	(1)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$15,565.0	$15,916.4	(2)%
Savings Certificates and Other Time	896.6	1,058.5	(15)
Non-U.S. Offices - Interest-Bearing	57,684.5	59,199.7	(3)
Total Interest-Bearing Deposits	74,146.1	76,174.6	(3)
Short-Term Borrowings	11,336.2	9,405.3	21
Senior Notes	1,497.6	1,497.4	—
Long-Term Debt	1,410.8	1,426.5	(1)
Floating Rate Capital Debt	277.5	277.5	—
Total Interest-Related Funds	88,668.2	88,781.3	—
Demand and Other Noninterest-Bearing Deposits	21,484.7	22,022.9	(2)
Other Liabilities	3,511.7	3,551.4	(1)
Total Liabilities	113,664.6	114,355.6	(1)
Common Equity	9,320.1	9,255.7	1
Preferred Equity	882.0	882.0	—
Total Equity	10,202.1	10,137.7	1
Total Liabilities and Stockholders’ Equity	$123,866.7	$124,493.3	(1)%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 8
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2018				2017
($ In Millions Except Per Share Data)	QUARTERS				QUARTERS
	SECOND		FIRST		FOURTH		THIRD		SECOND
Net Income Summary
Trust, Investment and Other Servicing Fees	$942.9		$937.7		$910.0		$867.9		$848.2
Other Noninterest Income	149.9		154.3		134.5		123.1		131.5
Net Interest Income	413.3		384.0		380.0		354.2		341.5
Total Revenue	1,506.1		1,476.0		1,424.5		1,345.2		1,321.2
Provision for Credit Losses	1.5		(3.0)		(13.0)		(7.0)		(7.0)
Noninterest Expense	997.4		995.3		1,001.9		935.6		937.4
Income before Income Taxes	507.2		483.7		435.6		416.6		390.8
Provision for Income Taxes	116.8		102.1		79.0		118.2		122.9
Net Income	$390.4		$381.6		$356.6		$298.4		$267.9

Per Common Share
Net Income - Basic	$1.69		$1.59		$1.52		$1.21		$1.12
- Diluted	1.68		1.58		1.51		1.20		1.12
Cash Dividends Declared per Common Share	0.42		0.42		0.42		0.42		0.38
Book Value (EOP)	42.44		41.66		41.28		40.82		40.20
Market Value (EOP)	102.89		103.13		99.89		91.93		97.21

Financial Ratios
Return on Average Common Equity	16.5%		16.0%		15.1%		12.2%		11.6%
Return on Average Assets	1.26		1.24		1.16		0.98		0.91
Net Interest Margin (GAAP)	1.45		1.35		1.33		1.25		1.25
Net Interest Margin (FTE*)	1.48		1.38		1.39		1.29		1.28

Assets Under Custody / Administration ($ in Billions) - EOP
Corporate & Institutional Services	$10,051.9		$10,131.7		$10,066.8		$9,062.8		$8,690.8
Wealth Management	660.6		654.0		655.8		633.2		603.4
Total Assets Under Custody / Administration	$10,712.5		$10,785.7		$10,722.6		$9,696.0		$9,294.2

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$7,451.1		$7,466.5		$7,439.1		$7,130.9		$6,786.3
Wealth Management	650.8		645.2		645.5		622.9		593.3
Total Assets Under Custody	$8,101.9		$8,111.7		$8,084.6		$7,753.8		$7,379.6

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$862.1		$878.3		$871.2		$840.7		$762.7
Wealth Management	286.8		287.4		289.8		284.4		266.1
Total Assets Under Management	$1,148.9		$1,165.7		$1,161.0		$1,125.1		$1,028.8

Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$128.4		$124.7		$150.7		$137.3		$159.0
Other Real Estate Owned (OREO)	3.8		4.2		4.6		8.2		7.7
Total Nonperforming Assets	$132.2		$128.9		$155.3		$145.5		$166.7
Nonperforming Assets / Loans and Leases and OREO	0.41%		0.40%		0.48%		0.44%		0.50%
Gross Charge-offs	$2.2		$4.3		$8.3		$3.5		$5.0
Less: Gross Recoveries	2.1		1.3		1.7		5.1		1.8
Net Charge-offs / (Recoveries)	$0.1		$3.0		$6.6		$(1.6)		$3.2
Net Charge-offs / (Recoveries) (Annualized) to Avg Loans and Leases	—%		0.04%		0.08%		(0.02)%		0.04%
Allowance for Credit Losses Assigned to Loans and Leases	$127.2		$125.4		$131.2		$150.3		$153.8
Allowance to Nonperforming Loans and Leases	1.0	x	1.0	x	0.9	x	1.1	x	1.0	x
Allowance for Other Credit-Related Exposures	$22.0		$22.4		$22.6		$23.1		$25.0

(*)
Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.